Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE
BRIGHAM EXPLORATION REPORTS FIRST QUARTER 2010 RESULTS
Austin, TX — April 29, 2010 — Brigham Exploration Company (NASDAQ:BEXP) today announced financial results for the quarter ended March 31, 2010.
FIRST QUARTER 2010 RESULTS
Our average daily production volumes for the first quarter 2010 were 5,420 barrels of crude oil equivalent (Boe) per day, up 7% sequentially from the fourth quarter 2009 and up 1% from the first quarter 2009. Benefiting from both our operated and non-operated drilling activity in the Williston Basin, our crude oil production volumes for the first quarter 2010 averaged 3,552 barrels per day, which represents a 24% sequential increase from that in the fourth quarter 2009 and an 84% increase from that in the first quarter 2009. Our crude oil production volumes represented 66% of our total production volumes in the first quarter 2010 as compared to 57% in the fourth quarter 2009 and 36% in the first quarter 2009. Our production volumes in the Williston Basin for the first quarter 2010 were 3,232 Boe per day, which represents a 29% increase from that in the fourth quarter 2009 and a 149% increase from that in the first quarter 2009. Our first quarter production volumes included approximately 5,012 barrels of crude oil produced during the quarter and added to inventory at the end of the quarter. Adjusting our production volumes for amounts included in inventory results in average first quarter daily sales volumes of 5,364 Boe per day.
Revenues from the sale of oil and natural gas including hedge settlements for the first quarter 2010 were up 38% to $29.5 million as compared to that in the first quarter 2009. Higher commodity prices and crude oil sales volumes increased revenues by $13.8 million and $4.8 million, respectively, while lower hedge settlements and natural gas sales volumes decreased revenues by $6.9 million and $3.6 million, respectively.
During the first quarter 2010, our average realized price for crude oil was $72.39 per barrel, which included a $0.30 per barrel loss due to the settlement of our crude oil derivative contracts. This compares to an average realized price in the first quarter 2009 of $40.53 per barrel, which included a $6.24 per barrel gain due to the settlement of our crude oil derivative contracts. Our average realized price for natural gas in the first quarter 2010 was $6.68 per Mcf, which included a $0.67 per Mcf gain associated with the settlement of our natural gas derivative contracts. This compares to an average realized price in the first quarter 2009 of $7.76 per Mcf, which included a $3.49 per Mcf gain due to the settlement of our natural gas derivative contracts.
Our first quarter 2010 production costs, which include costs for operating and maintaining (O&M expense) our producing wells, expensed workovers, ad valorem taxes and production taxes, were up $4.53 per Boe when compared to those in the first quarter 2009. The increase was largely driven by a $3.51 per Boe increase in production taxes, which was driven by higher commodity prices and higher levels of production in North Dakota. Expensed workovers increased $1.61 per Boe primarily associated with first quarter workovers of our conventional natural gas wells. O&M expense was $0.51 per Boe lower as a result of lower compressor rental and equipment rental expense.
Our general and administrative (G&A) expenses for the first quarter 2010 increased $1.0 million compared to the first quarter 2009 because of higher employee compensation costs partially due to reinstating our employee performance bonus plan in 2010 after suspending the plan in 2009.
Our depletion expense for the first quarter 2010 was $9.2 million ($19.07 per Boe) compared to $9.8 million ($20.46 per Boe) in the first quarter 2009. Our lower depletion rate, which partially resulted from our higher level of proved reserves at year-end 2009, resulted in a $0.7 million decrease in depletion expense while higher production volumes increased depletion expense by $0.1 million.
Our net interest expense for the first quarter 2010 decreased $1.2 million from the first quarter 2009. This decrease was primarily due to the repayment of our Senior Credit Facility as a result of our October 2009 equity offering.

We recorded no income tax expense in either the first quarter 2010 or the first quarter 2009.
Our reported net income for the first quarter 2010 was $11.3 million ($0.11 per diluted share) versus net income (loss) of ($119.1) million (($2.60) per diluted share) for the same period last year. Our after-tax earnings in the first quarter 2010 excluding unrealized mark-to-market hedging gains were $8.3 million ($0.08 per diluted share) as compared to our after-tax earnings in the first quarter 2009 excluding the effects of the first quarter 2009 ceiling test write-down, unrealized mark-to-market hedging losses, and a $2.0 million non-cash write-down of the carrying value of our inventory were $0.6 million ($0.01 per diluted share). After-tax earnings excluding the above items is a non-GAAP measure and a reconciliation of GAAP net income to after-tax earnings excluding the above items is included in our accompanying financial tables found later in this release.
Through March 31, 2010, we spent $52.1 million in exploration and development capital expenditures. Exploration and development and total oil and gas capital expenditures for the first three months of 2010 and 2009 were:

	Three months ended March 31,
	2010	2009
	(in thousands)

Drilling	$43,606	$22,940
Land, seismic, and reimbursements	8,477	(6,471)

Exploration and Development Capital Expenditures	$52,083	$16,469
Capitalized costs	4,569	2,740
Capitalized FAS 143 ARO	52	172

Total oil and gas capital expenditures	$56,704	$19,381

SECOND QUARTER 2010 FORECASTS
The following forecasts and estimates of our second quarter 2010 production volumes are forward-looking statements subject to the risks and uncertainties identified in the “Forward-Looking Statements Disclosure” at the end of this release. We are forecasting that our second quarter 2010 total production volumes to average between 6,200 Boe per day and 6,800 Boe per day. We currently anticipate that our crude oil volumes will comprise approximately 68% of our total production volumes for the second quarter 2010.
For the second quarter 2010, lease operating expenses are projected to be $6.57 per Boe based on the mid-point of our production guidance, production taxes are projected to be approximately 9.50% to 10.00% of pre-hedge oil and natural gas revenues, and G&A expenses are projected to be $2.75 million ($4.49 to $4.93 per Boe). The above estimates are proforma for the previously announced West Texas asset divestiture. The transaction is anticipated to close May 7, 2010 and has an effective date of January 1, 2010.
MANAGEMENT COMMENTS
Gene Shepherd, Brigham’s Chief Financial Officer, commented, “With the proceeds from our recently completed equity offering, we now have the capital to fund the ramp up in drilling activity to 8 operated rigs by May 2011. Furthermore, we feel in the current environment our current liquidity position could sustain an even higher level of activity beyond the 8 operated rigs. Other sources of liquidity, including the continued out-performance of our horizontal Bakken and Three Forks wells, proceeds from the sale of our conventional assets and some future leveraging event, provide additional financial flexibility for the company to grow net asset value through additional acceleration or incremental acreage acquisitions in the Williston Basin.”
CONFERENCE CALL INFORMATION

CONFERENCE CALL INFORMATION
Our management will host a conference call to discuss operational and financial results for the first quarter 2010 with investors, analysts and other interested parties on Friday, April 30, at 11:00 a.m. Eastern Time. To participate in the call, participants within the U.S. please dial 888-713-4199 and participants outside the U.S. please dial 617-213-4861. The participant passcode for the call is 58133960. Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PVE7WWFNN. Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference. A telephone recording of the conference call will be available to interested parties approximately two hours after the call is completed through 12:00 p.m. Eastern Time on Friday, May 7, 2010. To access the recording, domestic callers dial 888-286-8010 and international callers dial 617-801-6888. The passcode for the conference call playback is 91083533. In addition, a live and archived web cast of the conference call will be available over the Internet at either www.bexp3d.com or www.streetevents.com.
A copy of this press release and other financial and statistical information about the periods covered by this press release and by the conference call that will take place on Friday, April 30, 2010, will be available on our website. To access the press release, go to www.bexp3d.com, click on Investor Relations and then click on News Releases. The file with a copy of the press release is named Brigham Exploration Reports First Quarter 2010 Results and is dated Thursday, April 29, 2010. To access the other financial and statistical information that will be covered by the conference call that will take place on Friday, April 30, 2010, go to www.bexp3d.com, click on Investor Relations and then click on Event Calendar. The file with the other financial and statistical information is named Financial and Statistical Information for the First Quarter 2010 Conference Call and is dated Thursday, April 29, 2010.
ABOUT BRIGHAM EXPLORATION
Brigham Exploration Company is an independent exploration, development and production company that utilizes advanced exploration, drilling and completion technologies to systematically explore for, develop and produce domestic onshore oil and natural gas reserves. For more information about Brigham Exploration, please visit our website at www.bexp3d.com or contact Investor Relations at 512-427-3444.
FORWARD-LOOKING STATEMENTS DISCLOSURE
Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements within the meaning of the federal securities laws. Important factors that could cause our actual results to differ materially from those contained in the forward-looking statements include our growth strategies, our ability to successfully and economically explore for and develop oil and natural gas resources, anticipated trends in our business, our liquidity and ability to finance our exploration and development activities, market conditions in the oil and natural gas industry, our ability to make and integrate acquisitions, the impact of governmental regulation and other risks more fully described in the company’s filings with the Securities and Exchange Commission. Forward-looking statements are typically identified by use of terms such as “may,” “will,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements may be expressed differently. All forward-looking statements contained in this release, including any forecasts and estimates, are based on management’s outlook only as of the date of this release, and we undertake no obligation to update or revise these forward-looking statements, whether as a result of subsequent developments or otherwise.

Contact:	Rob Roosa, Finance Manager
(512) 427-3300

BRIGHAM EXPLORATION COMPANY
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data) (unaudited)

	Three Months Ended
	March 31,
	2010	2009

Revenues:
Oil and natural gas sales	$28,930	$13,809
Hedging settlements	582	7,521

	29,512	21,330
Unrealized hedging gains(losses)	3,052	(2,878)

	32,564	18,452
Other revenue	9	34

Total Revenue	32,573	18,486

Costs and expenses:
Lease operating	4,349	3,799
Production taxes	2,508	814
General and administrative	3,086	2,122
Depletion of oil and natural gas properties	9,211	9,833
Impairment of oil and natural gas properties	—	114,781
Depreciation and amortization	233	149
Accretion of discount on asset retirement obligations	105	101
Loss on inventory valuation	—	2,039

	19,492	133,638

Operating income (loss)	13,081	(115,152)

Other income (expense):
Interest expense, net Interest income	(2,904)	(4,127)
Interest income	453	93
Other income (expense)	685	115

	(1,766)	(3,919)

Income (loss) before income taxes	$11,315	$(119,071)
Income tax (expense) benefit:
Current	—	—
Deferred	—	—

	—	—

Net income (loss)	$11,315	$(119,071)

Net income (loss) per share available to common stockholders:
Basic	$0.11	$(2.60)

Diluted	$0.11	$(2.60)

Weighted average shares outstanding:
Basic	99,444	45,726

Diluted	101,357	45,726

BRIGHAM EXPLORATION COMPANY
PRODUCTION VOLUMES, SALES VOLUMES, SALES PRICES AND OTHER FINANCIAL DATA
(unaudited)

	Three Months Ended March 31,
	2010	2009
Average net daily production volumes:
Crude oil (Bbls)	3,552	1,928
Natural gas (MMcf)	11.2	20.5
Equivalent crude oil (Boe) (6:1)	5,420	5,340

Total net production volumes:
Crude oil (MBbls)	320	174
Natural gas (MMcf)	1,009	1,842
Equivalent oil (MBoe) (6:1)	488	481
% Crude oil	66%	36%

Increase in inventory:
Crude oil (Bbls)	5,012	—
Natural gas (MMcf)	—	—
Equivalent crude oil (Boe) (6:1)	5,012	—

Average net daily sales volumes (Average net production volumes less average net daily increase in inventory):
Crude oil (Bbls)	3,496	1,928
Natural gas (MMcf)	11.2	20.5
Equivalent crude oil (Boe) (6:1)	5,364	5,340

Total net sales volumes (Total net production volumes less increase in inventory):
Crude oil (MBbls)	315	174
Natural gas (MMcf)	1,009	1,842
Equivalent crude oil (MBoe) (6:1)	483	481
% Crude oil	65%	36%

Sales price:
Crude oil ($/Bbl)	$72.69	$34.29
Natural gas ($/Mcf)	6.01	4.27
Equivalent crude oil ($/Boe) (6:1)	59.93	28.74

Sales price including derivative settlement gains (losses):
Crude oil ($/Bbl)	$72.39	$40.53
Natural gas ($/Mcf)	6.68	7.76
Equivalent crude oil ($/Boe) (6:1)	61.13	44.40

Sales price including derivative settlement gains (losses) and unrealized gains (losses):
Crude oil ($/Bbl)	$73.90	$32.99
Natural gas ($/Mcf)	9.23	6.91
Equivalent crude oil ($/Boe) (6:1)	67.45	38.40

SUMMARY CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2010	December 31, 2009
Assets:
Current assets	$158,456	$158,439
Oil and natural gas properties, net (full cost method)	378,227	330,733
Other property and equipment, net	3,066	3,025
Other non-current assets	5,871	6,059

Total assets	$545,620	$498,256

Liabilities and stockholders’ equity:
Current liabilities	$102,713	$67,773
Senior notes	159,027	158,968
Other non-current liabilities	7,143	7,232

Total liabilities	$268,883	$233,973
Stockholders’ equity	276,737	264,283

Total liabilities and stockholders’ equity	$545,620	$498,256

BRIGHAM EXPLORATION COMPANY
SUMMARY CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands) (unaudited)

	Three Months Ended March 31,
	2010	2009

Cash flows from operating activities:
Net income (loss)	$11,315	$(119,071)
Depletion, depreciation and amortization	9,444	9,982
Impairment of oil and gas properties	—	114,781
Accretion of discount on ARO	105	101
Amortization of deferred loan fees and debt issuance costs	506	296
Non-cash stock compensation	427	353
Market value adjustments for derivatives instruments	(3,052)	2,878
Deferred income tax expense	—	—
Other noncash items	(1)	36
Changes in operating assets and liabilities	7,229	4,079

Cash flows provided by operating activities	$25,973	$13,435

Cash flows provided (used) by investing activities	(42,910)	(26,389)
Cash flows provided (used) by financing activities	632	(58)

Net increase (decrease) in cash and cash equivalents	$(16,305)	$(13,012)

SUMMARY PER BOE DATA
(unaudited)

	Three Months Ended March 31,
	2010	2009
Revenues:
Oil and natural gas sales	$59.93	$28.74
Hedging settlements	1.20	15.66
Unrealized hedging gains / (losses)	6.32	(6.00)
Other revenue	0.02	0.06

	$67.47	$38.46

Costs and expenses:
Lease operating	9.00	7.98
Production taxes	5.19	1.68
General and administrative	6.39	4.44
Depletion of oil and natural gas properties	19.07	20.46
Impairment of oil and gas properties	—	238.80
Depreciation and amortization	0.48	0.30
Accretion of discount on ARO	0.22	0.24
Loss on inventory valuation	—	4.26

	$40.35	$278.16

Operating income (loss)	$27.12	$(239.70)

Interest expense, net of interest income (a)	(5.07)	(8.40)
Other income (expense)	1.42	0.24

Adjusted income (loss)	$23.47	$(247.86)

(a)	Calculated as interest expense minus interest income divided by production for period.
BRIGHAM EXPLORATION COMPANY
RECONCILIATION OF GAAP NET INCOME TO AFTER-TAX EARNINGS
EXCLUDING THE EFFECTS OF CERTAIN ITEMS
(in thousands)

	Three months
	ended March 31,
	2010	2009

Net income (loss) as reported	$11,315	$(119,071)
Impairment of oil and natural gas properties	—	114,781
Loss on inventory valuation	—	2,039
Unrealized derivative (gains) losses	(3,052)	2,878
Tax impact	—	—

Earnings excluding the effects of certain items	$8,263	$627

Earnings without the effects of certain items represents net income excluding both unrealized gains and losses on derivative contracts; our non-cash impairment change in our oil and natural gas properties, and our loss on inventory valuation. Management believes that exclusion of these items enhances comparability of operating results between periods.

BRIGHAM EXPLORATION COMPANY
SUMMARY OF COMMODITY PRICE HEDGES OUTSTANDING AS OF APRIL 29, 2010
(unaudited)

		2010			2011				2012
		Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2

Crude Oil Costless Collars:
Daily volumes	Bbls/d	2,319	2,174	1,783	1,656	1,341	1,174	1,109	330	330
Floor	$/Bbl	$61.55	$63.26	$61.87	$69.03	$68.11	$68.47	$68.38	$75.00	$75.00
Cap	$/Bbl	$90.16	$91.90	$90.91	$98.32	$98.85	$99.18	$99.51	$106.90	$106.90

Natural Gas Costless Collars:
Daily volumes	MMBtu/d	7,582	7,500	5,870	6,000	3,626	3,587	3,587	—	—
Floor	$/MMBtu	$5.513	$5.513	$5.936	$6.169	$5.477	$5.477	$5.477	$—	$—
Cap	$/MMBtu	$7.015	$7.015	$7.589	$7.786	$7.159	$7.159	$7.159	$—	$—
Hedged volumes and prices reflected in this table represent average contract amounts for the quarterly periods presented; crude oil hedge contract prices and natural gas hedge prices are based on NYMEX pricing.